Exhibit 99.1

Reliant Bancorp, Inc. Reports Results for Third Quarter 2019

Reported Diluted EPS of $0.36, Adjusted Diluted EPS of $0.38 (excludes merger expense)

11.6% Annualized Loan Growth / 46.2% Annualized Core Deposit Growth

Announced Definitive Agreement to Acquire Tennessee Community Bank Holdings, Inc.

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 22, 2019--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant” or the “Bank”), reported net income of $4.0 million, or $0.36 per diluted common share, for the third quarter of 2019, compared to $4.1 million, or $0.36 per diluted common share, for the third quarter of 2018. Excluding merger-related expense, the Company reported net income of $4.3 million, or $0.38 per diluted common share, for the third quarter of 2019 compared to $4.2 million, or $0.36 per diluted common share, for the third quarter of 2018 (non-GAAP).

DeVan Ard, Jr., Reliant Bancorp's Chairman, President and CEO stated, "I am pleased to report another successful quarter for our Company. We delivered double-digit annualized loan growth, all organic, and strong growth in deposits, particularly relationship deposits in checking, savings, and money-market accounts. The Nashville economy remains robust, driven by job growth and new construction. Loan production by our outstanding team of bankers stayed strong throughout the quarter, and we are beginning the fourth quarter with a healthy pipeline of new business."

Ard continued, "We also announced an agreement to acquire Tennessee Community Bank Holdings, Inc. of Cheatham County, a partnership that we believe will support our Company's strategic goals and improve our value proposition to a range of stakeholders. We will add scale to our franchise, increase core deposits, strengthen financial performance, expand our physical locations and add a great team of bankers - all of which will benefit our customers in the growing Middle Tennessee markets that we serve."

Quarterly Highlights

Consistent Double-Digit Organic Balance Sheet Growth Supplemented by Strategic Acquisition

Loans-held-for-investment increased by $38.0 million, or 11.6 percent, annualized, linked-quarter and $156.6 million, or 13.1 percent, year-over-year. Core deposits increased by $138.2 million, or 46.2 percent annualized, compared with the second quarter of 2019 and increased by $251.5 million, or 23.2 percent, compared with the third quarter of 2018. Ard continued, "We are particularly proud of the results generated in our newest markets, Chattanooga and Murfreesboro, where, on a combined basis, loans-held-for-investment and deposits were up 14.0 percent and 14.7 percent, respectively, over the second quarter 2019."

On September 16, 2019, the Company announced a definitive agreement to acquire the parent company of Community Bank and Trust ("CBT") headquartered in Ashland City, Tennessee. CBT reported total assets of $257.0 million, loans-held-for-investment of $169.9 million and deposits of $212.2 million as of September 30, 2019.

Sustainable Organic Loan Production

Third quarter of 2019 loan production totaled $155.7 million at a 5.03 percent weighted average rate ("WAR"), up 3.7 percent to the linked quarter. Production was spread across all of our key lines including, commercial real estate loans of $44.5 million, commercial and industrial loans of $22.4 million, construction and land development loans of $54.1 million, and consumer loans of $34.7 million.

Ard continued, "Our bankers continue to deliver diversified organic loan production. The strength of the relationships our bankers have built is one of the core strengths of our franchise."

Focus on Improving Net Interest Margin Through Asset Mix Optimization and Pricing Discipline

Net interest margin declined 6 basis points from the linked-quarter to 3.51 percent. The primary driver of the decline was a 3 basis points increase in retail CDs due in part to intense competition for customer deposits within the Middle Tennessee market. Interest rate cuts announced in July and September of 2019 have provided some rate relief for the wholesale deposit portfolio as weighted average cost declined 20 basis-points from the linked quarter. The impact was also felt on the asset side, where 42.9 percent of loans-held-for-investment and 17.0 percent of the bonds carry a variable rate, resulting in a four basis points linked-quarter decline in the yield on earning assets.

Ard continued, "Our efforts to improve asset mix have increased loans-held-for-investment to 78.6 percent of average earnings assets at September 30, 2019 from 76.1 percent at September 30, 2018. This transition has not moved rapidly enough to outpace a rising cost of funds, resulting in margin compression the past few quarters. We are evaluating several options to improve asset mix and net interest margin, including reducing our bond portfolio to fund loan growth and decrease current wholesale funding levels."

Asset Quality Remains a Hallmark of the Franchise

Credit quality remains strong, as non-performing loans accounted for 0.33 percent of total loans and non-performing assets accounted for 0.35 percent of total assets at September 30, 2019. Additionally, loans greater than 30 days past due (excluding 90+ days still accruing) as a percentage of total loans was 0.04 percent compared to 0.12 percent for the second quarter of 2019 and 0.17 percent for the third quarter of 2018. The loan loss reserve was 0.91 percent of loans-held-for-investment at September 30, 2019 (1.16 percent when unamortized purchased loan discounts are included), up 2 basis points from June 30, 2019. Provision for loan losses of $606,000 was realized during the third quarter of 2019. The provision was primarily used to establish a reserve for new loan production with the remainder used to establish a specific reserve, primarily, for one lending relationship. For the third consecutive quarter, net recoveries were realized.

Financial Strength Positions Company For Growth and Creates Shareholder Value

Stockholders’ equity increased by $5.7 million, or 10.7 percent annualized, linked-quarter to $219.7 million at September 30, 2019. Both the Company and Bank continue to meet the criteria to be classified as "Well Capitalized" financial institutions under applicable banking regulations. A dividend of $0.09 per share was declared on September 24, 2019 and was paid on October 18, 2019, marking the twenty-seventh consecutive quarter with dividends. This dividend represented a 12.5 percent increase over the cash dividend paid after the third quarter of 2018.

Book value per share increased by $0.51, or 10.7 percent annualized, to $19.62 from the second quarter of 2019 and by $1.95, or 11.0 percent, from the third quarter of 2018. Tangible book value per share ("TBVPS") (non-GAAP) increased by $0.53, or 14.7 percent annualized, to $15.05 from the second quarter of 2019 and by $1.90, or 14.4 percent, from the third quarter of 2018. Return on average tangible common equity ("ROATCE") (non-GAAP) was 9.6 percent for the third quarter of 2019, compared to 10.5 percent for second quarter of 2019, and 10.8 percent for the third quarter of 2018. Excluding merger-related expense and accretion, ROATCE (non-GAAP) was 10.3 percent for the third quarter of 2019, compared to 10.5 percent for second quarter of 2019, and 11.0 percent for the third quarter of 2018.

Ard concluded, "We believe the financial strength our Company has built from both a capital and credit quality perspective is a foundation for potential consistent double-digit balance sheet growth. This financial strength has allowed and we anticipate will continue to allow us to capitalize on strategic acquisition opportunities. We continue to be committed to creating value for our shareholders, whose confidence in our franchise has been key to our success."

Conference Call Information

The Company will hold a conference call to discuss third quarter 2019 results on Wednesday, October 23, 2019, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/31829. A link to these events can be found on the Company’s website at www.reliantbank.com and will be available for 12 months. Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.reliantbank.com prior to the call.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of September 30, 2019, Reliant Bancorp had approximately $1.9 billion in total consolidated assets, approximately $1.3 billion in loans and approximately $1.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures. The non-GAAP measures in this release include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact,” "average tangible stockholders' equity," "ROATCE," "adjusted ROATCE," "tangible assets," tangible equity," "TBVPS," "efficiency ratio (subsidiary bank only excluding mortgage segment)," and "adjusted loan loss reserve." We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under generally accepted accounting principles.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the benefits of a strategic acquisition, the bond portfolio and non-core funding, future balance sheet growth and acquisition opportunities. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (2) increased levels of other real estate, primarily as a result of foreclosures, (3) the impact of liquidity needs on our results of operations and financial condition, (4) competition from financial institutions and other financial service providers, (5) the effect of interest rate increases on the cost of deposits, (6) unanticipated weakness in loan demand or loan pricing, (7) lack of strategic growth opportunities or our failure to execute on those opportunities, (8) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (9) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (10) our ability to effectively manage problem credits, (11) our ability to successfully implement efficiency initiatives on time and in amounts projected, (12) our ability to successfully develop and market new products and technology, (13) the impact of negative developments in the financial industry and U.S. and global capital and credit markets, (14) our ability to retain the services of key personnel, (15) our ability to adapt to technological changes, (16) risks associated with litigation, including the applicability of insurance coverage, (17) the vulnerability of the Bank’s network and online banking portals, and the systems of parties with whom the Company and the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (18) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (19) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, and (20) the risk that expected costs savings and revenue synergies from the pending acquisition of Tennessee Community Bank Holdings, Inc. (the "Transaction") may not be realized or take longer than anticipated to be realized, (21) the ability to meet expectations regarding the timing and completion and accounting and tax treatment of the Transaction, (22) the effect of the announcement and pendency of the Transaction on customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company's common stock, (23) the risk that the businesses and operations of Tennessee Community Bank Holdings, Inc. and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (24) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement for the Transaction, (25) the amount of costs, fees, expenses and charges related to the Transaction, including those arising as a result of unexpected factors or events, (26) the ability to obtain the shareholder and governmental approvals required for the Transaction, (27) reputational risk associated with and the reaction of the parties' customers, suppliers, employees, or other business partners to the Transaction, (28) the failure of any of the conditions to the closing of the Transaction to be satisfied, or any unexpected delay in closing the Transaction, (29) the dilution caused by the Company's issuance of additional shares of its common stock in the Transaction, (30) the risk associated with Company management's attention being diverted away from the day-to-day business and operations of the Company to the completion of the Transaction, and (31) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

RELIANT BANCORP, INC. CONSOLIDATED BALANCE SHEETS - UNAUDITED September 30, 2019, June 30, 2019 and September 30, 2018 (Dollar Amounts in Thousands)

ASSETS	September 30, 2019	June 30, 2019	September 30, 2018
Cash and due from banks	$51,247	$35,917	$34,026
Federal funds sold	73	80	417
Total cash and cash equivalents	51,320	35,997	34,443
Securities available for sale	297,310	290,373	293,028

Loans-held-for-investment, net of unearned income	1,350,683	1,312,685	1,194,129
Allowance for loan losses	(12,291)	(11,666)	(10,698)
Loans, net	1,338,392	1,301,019	1,183,431

Mortgage loans held for sale, net	16,757	11,571	12,712
Accrued interest receivable	7,488	7,246	8,032
Premises and equipment, net	21,390	21,632	22,156
Restricted equity securities, at cost	11,279	11,488	11,681
Other real estate, net	1,943	1,848	1,000
Cash surrender value of life insurance contracts	46,351	46,068	45,220
Deferred tax assets, net	456	3,133	9,214
Goodwill	43,642	43,642	43,642
Core deposit intangibles	7,507	7,745	8,456
Other assets	8,652	12,486	11,186
TOTAL ASSETS	$1,852,487	$1,794,248	$1,684,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$237,917	$225,380	$221,252
Interest-bearing demand	149,442	144,265	162,159
Savings and money market deposit accounts	397,243	368,764	358,934
Time	826,031	811,871	653,201
Total deposits	1,610,633	1,550,280	1,395,546
Accrued interest payable	1,610	967	1,150
Subordinated debentures	11,665	11,644	11,583
Federal Home Loan Bank advances	3,928	11,119	62,686
Dividends payable	1,012	1,008	922
Other liabilities	3,987	5,287	8,563
TOTAL LIABILITIES	1,632,835	1,580,305	1,480,450

Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 11,195,062, 11,196,563, and 11,531,094 shares issued and outstanding at Sept. 30, 2019, June 30, 2019, and Sept. 30, 2018, respectively	11,195	11,197	11,531
Additional paid-in capital	166,512	166,252	172,930
Retained earnings	36,339	33,349	24,246
Accumulated other comprehensive income (loss)	5,606	3,145	(4,956)
TOTAL STOCKHOLDERS’ EQUITY	219,652	213,943	203,751
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,852,487	$1,794,248	$1,684,201

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts)
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
INTEREST INCOME
Interest and fees on loans	$17,502	$16,960	$14,873
Interest and fees on loans held for sale	263	198	294
Interest on investment securities, taxable	549	587	414
Interest on investment securities, nontaxable	1,576	1,650	1,709
Federal funds sold and other	321	297	280
TOTAL INTEREST INCOME	20,211	19,692	17,570

INTEREST EXPENSE
Deposits
Demand	81	86	102
Savings and money market	973	1,051	657
Time	4,828	4,414	2,542
Federal Home Loan Bank advances and other	66	130	606
Subordinated debentures	199	198	197
TOTAL INTEREST EXPENSE	6,147	5,879	4,104
NET INTEREST INCOME	14,064	13,813	13,466
PROVISION FOR LOAN LOSSES	606	200	322
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,458	13,613	13,144

NONINTEREST INCOME
Service charges on deposit accounts	976	936	833
Gains on mortgage loans sold, net	1,385	1,225	1,399
Gain on securities transactions, net	—	175	18
Gain on sale of other real estate	—	—	150
Other	399	362	361
TOTAL NONINTEREST INCOME	2,760	2,698	2,777

NONINTEREST EXPENSE
Salaries and employee benefits	7,634	7,706	6,913
Occupancy	1,359	1,358	1,234
Information technology	1,553	1,575	1,315
Advertising and public relations	387	275	183
Audit, legal and consulting	350	690	588
Federal deposit insurance	(96)	249	210
Merger expenses	299	1	82
Other operating	1,561	1,272	1,637
TOTAL NONINTEREST EXPENSE	13,047	13,126	12,162
INCOME BEFORE PROVISION FOR INCOME TAXES	3,171	3,185	3,759
INCOME TAX EXPENSE	557	501	519
CONSOLIDATED NET INCOME	2,614	2,684	3,240
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	1,386	1,555	842
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,000	$4,239	$4,082
Basic net income attributable to common shareholders, per share	$0.36	$0.38	$0.36
Diluted net income attributable to common shareholders, per share	$0.36	$0.38	$0.36

RELIANT BANCORP, INC. SEGMENT FINANCIAL INFORMATION - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands)

Core Bank
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net interest income	$13,910	$13,703	$13,295
Provision for loan losses	606	200	322
Noninterest income	1,375	1,473	1,379
Noninterest expense (excluding merger expenses)	9,726	10,129	9,614
Merger expense	299	1	82
Income before provision for income taxes	4,654	4,846	4,656
Income tax expense	654	607	574
Net income attributable to common shareholders	$4,000	$4,239	$4,082

Residential Mortgage Company
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net interest income	$154	$110	$171
Provision for loan losses	—	—	—
Noninterest income	1,385	1,225	1,398
Noninterest expense	3,022	2,996	2,466
Loss before provision for income taxes	(1,483)	(1,661)	(897)
Income tax benefit	(97)	(106)	(55)
Net loss	(1,386)	(1,555)	(842)
Noncontrolling interest in net loss of subsidiary	1,386	1,555	842
Net income attributable to common shareholders	$—	$—	$—

The above financial information is presented, net of intercompany eliminations.

RELIANT BANCORP, INC. SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED AT OR FOR THE STATED THREE MONTHS ENDED (Dollar Amounts in Thousands, Except Per Share Amounts)

	September 30, 2019	June 30, 2019	September 30, 2018
Per Common Share Data
Net income attributable to shareholders, per share
Basic	$0.36	$0.38	$0.36
Diluted	$0.36	$0.38	$0.36
Book value per common share	$19.62	$19.11	$17.67
Basic weighted average common shares	11,104,918	11,196,898	11,406,753
Diluted weighted average common shares	11,177,367	11,286,627	11,498,179
Common shares outstanding at period end	11,195,062	11,196,563	11,531,094

Selected Balance Sheet Data
Loans, net of unearned income	$1,350,683	$1,312,685	$1,194,129
Total assets	1,852,487	1,794,248	1,684,201
Customer deposits	1,117,718	1,080,180	1,023,746
Wholesale and other purchased funds	492,915	470,100	371,800
Total deposits	1,610,633	1,550,280	1,395,546
Total liabilities	1,632,835	1,580,305	1,480,450
Total stockholders' equity	219,652	213,943	203,751
Total liabilities and stockholders' equity	1,852,487	1,794,248	1,684,201

Selected Balance Sheet Data - Quarterly Averages
Loans held for investment	1,312,153	1,276,197	1,144,307
Earnings assets(1)	1,669,482	1,633,903	1,504,424
Total assets	1,806,455	1,773,026	1,644,396
Total liabilities	1,589,368	1,560,378	1,440,495
Total stockholder's equity	217,087	212,648	203,901
Total liabilities and stockholder's equity	1,806,455	1,773,026	1,644,396

Selected Asset Quality Measures
Nonaccrual loans	$4,380	$3,045	$4,235
90+ days past due still accruing	121	22	40
Total nonperforming loans	4,501	3,067	4,275
Total nonperforming assets (2)	6,444	4,915	5,275
Net charge offs (recoveries)	(19)	(112)	(207)
Nonperforming loans to total loans	0.33%	0.23%	0.36%
Nonperforming assets to total assets	0.35%	0.27%	0.31%
Nonperforming assets to total loans and other real estate	0.48%	0.37%	0.44%
Allowance for loan losses to total loans	0.91%	0.89%	0.90%
Allowance for loan losses to nonperforming loans	273.07%	380.37%	250.25%
Net charge offs (recoveries) to average loans (3)	(0.01)%	(0.04)%	(0.07)%

Capital Ratios (Bank Subsidiary Only)(4)
Tier 1 leverage	9.55%	9.58%	10.22%
Common equity tier 1	11.29%	11.48%	12.13%
Total risk-based capital	12.15%	12.33%	12.97%

Selected Performance Ratios (3)
Return on average assets	0.89%	0.96%	0.99%
Return on shareholders' equity	7.37%	7.97%	8.01%
Net interest margin (tax-equivalent basis)	3.51%	3.57%	3.77%

(1) Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2) Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate.
(3) Data has been annualized.
(4) Current quarter capital ratios are estimated.

RELIANT BANCORP, INC. YIELD TABLES - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended September 30, 2019			Three Months Ended June 30, 2019			Three Months Ended September 30, 2018
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,312,153	5.12	$16,934	$1,276,197	5.18	$16,481	$1,144,307	5.01	$14,445
Loan fees	—	0.26	870	—	0.25	782	—	0.27	781
Loans with fees	1,312,153	5.38	17,804	1,276,197	5.43	17,263	1,144,307	5.28	15,226
Mortgage loans held for sale	18,271	5.71	263	14,502	5.48	198	22,464	5.19	294
Deposits with banks	33,410	1.96	165	30,342	1.53	116	24,570	1.53	95
Investment securities - taxable	73,115	2.98	549	77,405	3.04	587	70,389	2.33	414
Investment securities - tax-exempt	220,233	3.60	1,999	222,149	3.77	2,090	229,934	3.74	2,168
Federal funds sold and other	12,300	5.03	156	13,308	5.46	181	12,760	5.75	185
Total earning assets	1,669,482	4.98	20,937	1,633,903	5.02	20,435	1,504,424	4.85	18,382
Nonearning assets	136,973			139,123			139,972
Total assets	$1,806,455			$1,773,026			$1,644,396
Interest bearing liabilities
Interest bearing demand	$142,702	0.23	$81	$141,997	0.24	$86	$143,057	0.28	$102
Savings and money market	350,440	1.10	973	374,406	1.13	1,051	339,487	0.77	657
Time deposits - retail	540,688	2.17	2,956	612,148	2.14	3,263	527,930	1.60	2,128
Time deposits - wholesale	294,750	2.52	1,872	169,956	2.72	1,151	87,262	1.88	414
Total interest bearing deposits	1,328,580	1.76	5,882	1,298,507	1.71	5,551	1,097,736	1.19	3,301
Federal Home Loan Bank advances	14,216	1.84	66	23,668	2.20	130	102,731	2.34	606
Subordinated debt	11,655	6.77	199	11,634	6.83	198	11,577	6.75	197
Total borrowed funds	25,871	4.06	265	35,302	3.73	328	114,308	2.79	803
Total interest-bearing liabilities	1,354,451	1.80	6,147	1,333,809	1.77	5,879	1,212,044	1.34	4,104
Net interest rate spread (%)/Net interest income ($)		3.18	14,790		3.25	14,556		3.51	14,278
Non-interest bearing deposits	227,502	(0.26)		218,512	(0.25)		221,107	(0.20)
Other non-interest bearing liabilities	7,415			8,057			7,344
Stockholder's equity	217,087			212,648			203,901
Total liabilities and stockholders' equity	$1,806,455			$1,773,026			$1,644,396
Cost of funds		1.54			1.52			1.14
Net interest margin		3.51			3.57			3.77

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis including a state tax credit included in loan yields of $300, $300, and $350, respectively, for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Tax equivalent net interest income (1)(2)	$14,790	$14,556	$14,278
Purchase accounting adjustments	(383)	(448)	(364)
Tax credits	(300)	(300)	(350)
Adjusted net interest income	$14,107	$13,808	$13,564
Adjusted net interest margin	3.35%	3.39%	3.58%

Adjusted net income attributable to common shareholders and related impact (1)(3)
Net income attributable to common shareholders	$4,000	$4,239	$4,082
Merger expenses	299	1	82
Pre-tax adjustments to net income	299	1	82
Tax effect of adjustments to net income	27	—	6
After tax adjustments to net income	$272	$1	$76
Adjusted net income attributable to common shareholders	$4,272	$4,240	$4,158
Adjusted return on average assets (4)	0.95%	0.96%	1.01%
Adjusted return on average stockholders' equity (4)	7.87%	7.98%	8.16%

Adjusted net income attributable to common shareholders, per diluted share	$0.38	$0.38	$0.36

Average tangible stockholders' equity: (1)
Average stockholders' equity	$217,087	$212,648	$203,901
Less: average goodwill	43,642	43,642	43,632
Less: average core deposit intangibles	7,598	7,834	8,544
Net average tangible common equity	$165,847	$161,172	$151,725

Return on average: (1)(4)
Tangible common equity (ROATCE)	9.65%	10.52%	10.76%
Adjusted ROATCE	10.30%	10.52%	10.96%

(1) Not a recognized measure under generally accepted accounting principles (GAAP).
(2) Amount includes tax equivalent adjustment to quantify the tax equivalent net interest income.

(3) Beginning the quarter ended September 30, 2019, purchase accounting adjustments will no longer be included in the adjusted net income calculation as these have been determined to be ordinary course of business. All historical periods above have been adjusted to reflect this change.

(4) Data has been annualized.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Tangible assets: (1)
Total assets	$1,852,487	$1,794,248	$1,684,201
Less: goodwill	43,642	43,642	43,642
Less: core deposit intangibles	7,507	7,745	8,456
Net tangible assets	$1,801,338	$1,742,861	$1,632,103

Tangible equity: (1)
Total stockholders' equity	$219,652	$213,943	$203,751
Less: goodwill	43,642	43,642	43,642
Less: core deposit intangibles	7,507	7,745	8,456
Net tangible common equity	$168,503	$162,556	$151,653

Ratio of tangible common equity to tangible assets	9.35%	9.33%	9.29%

Tangible book value per common share (TBVPS): (1)
Net tangible equity	$168,503	$162,556	$151,653
Common shares outstanding	11,195,062	11,196,563	11,531,094
TBVPS	$15.05	$14.52	$13.15

Core bank efficiency ratio (excludes mortgage segment and merger expense)(1)
Non-interest expense	$9,726	$10,129	$9,614

Net interest income	13,910	13,703	13,295
Tax equivalent adjustment for tax exempt interest income	726	743	812
Non-interest income	1,375	1,473	1,379
Less gain on sale of other real estate	—	—	(150)
Less gain on sale of securities	—	(175)	(18)
Add loss (less gain) on disposal of premises and equipment	—	—	(16)
Adjusted operating income	$16,011	$15,744	$15,302

Efficiency Ratio	60.75%	64.34%	62.83%

Adjusted loan loss reserve: (1)
Allowance for loan losses	$12,291	$11,666	$10,698
Purchase loan discounts	3,326	3,688	5,028
Loan loss reserve and purchase loan discounts	$15,617	$15,354	$15,726

Allowance for loan losses and purchase loan discounts to total loans	1.16%	1.17%	1.32%

(1) Not a recognized measure under generally accepted accounting principles (GAAP).

Contacts

DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)